Exhibit 23-c

                               CONSENT OF COUNSEL


          We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Rockwell Automation, Inc. in respect of the Rockwell Automation, Inc. 2003 Directors Stock Plan.





                                                      /s/ CHADBOURNE & PARKE LLP





30 Rockefeller Plaza
New York, New York 10112
December 11, 2002